UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 6, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina		27560

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) On August 6, 2007, Tekelec (the “Company”) announced that effective September 1, 2007, Richard E. Mace will cease to serve as Executive Vice President, Global Business Group Solutions and as an employee of the Company.
     (e) In connection with Mr. Mace’s separation from the Company effective September 1, 2007, the Company and Mr. Mace will enter into an employment separation agreement in accordance with the Company’s 2007 Officer Severance Plan (the “Severance Plan”) confirming the terms and conditions of the separation. The Severance Plan was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2007 (the “Form 8-K”), and the Severance Plan, including the form of the Company’s employment separation agreement, was included as Exhibit 10.2 to the Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: August 6, 2007	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

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